(Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14 (a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant   [X]   Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement      [  ] Confidential, For Use of the
                                              only (as permitted by Rule 14
[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                            BOK FINANCIAL CORPORATION
          -----------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                       N/A (Name of Person(s) Filing Proxy
                    Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-12.

(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value or transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined);

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                                 March 24, 2005




To Each Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of BOK Financial Corporation to be held this year in the Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma on Tuesday, April 26, 2005, at 11:00 a.m. local time. Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement. Also enclosed is our Annual Report to Shareholders, covering the fiscal year ended December 31, 2004.

         We hope that you will be able to attend this meeting, but all shareholders, whether or not they expect to attend the meeting, are requested to complete, date and sign the enclosed proxy and return it in the enclosed envelope as promptly as possible.

         We look forward to seeing you at the meeting.


                           Sincerely,

                             /s/ George B. Kaiser
                           _________________________________
                           George B. Kaiser, Chairman of the
                           Board of Directors

                            /s/ Stanley A. Lybarger
                           _________________________________
                           Stanley A. Lybarger, President and
                           Chief Executive Officer



         IF YOU PLAN TO ATTEND THE 2005 ANNUAL MEETING OF SHAREHOLDERS OF BOK FINANCIAL CORPORATION, PLEASE TAKE NOTE OF THE FOLLOWING: Due to security measures in place at the Bank of Oklahoma Tower, it will be necessary for you to check in at the Williams security desk on the plaza level of the Tower. You will be required to surrender your driver's license in exchange for a visitor pass. Your driver's license will be returned to you when you depart the building and return the visitor pass.

                            BOK FINANCIAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be held on April 26, 2005



Each Shareholder:

         Notice is hereby given that the Annual Meeting of Shareholders of BOK Financial Corporation (the "Company" or "BOK Financial"), an Oklahoma corporation, will be held in the Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma on April 26, 2005, at 11:00 a.m. local time, for the following purposes:

         1.       To fix the number of directors to be elected at twenty-two
                  (22) and to elect twenty-two (22) persons as directors for a term of one year or until their successors have been elected and qualified; and,

         2. To transact such other business as may properly be brought before the Annual Meeting or any adjournment or adjournments thereof.

         The meeting may be adjourned from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to shareholders unless required by the Bylaws.

         The Board recommends that shareholders vote FOR the director nominees named in the accompanying proxy statement.

         Only shareholders of record at the close of business on March 1, 2005, shall be entitled to receive notice of, and to vote at, the annual meeting. A complete list of shareholders entitled to vote will be available for inspection at our offices, Bank of Oklahoma Tower, One Williams Center, Tulsa 74172.


                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Frederic Dorwart

                                            Frederic Dorwart, Secretary


March 24, 2005
Tulsa, Oklahoma

                            BOK FINANCIAL CORPORATION
                             Bank of Oklahoma Tower
                              Tulsa, Oklahoma 74172

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                            To be held April 26, 2005


General

         The enclosed proxy is solicited on behalf of the Board of Directors of BOK Financial Corporation for use at our annual meeting of shareholders. The annual meeting will be held on Tuesday, April 26, 2005, at 11:00 a.m. local time in the Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma.

         These proxy materials will be mailed on or about March 24, 2005 to holders of record of common stock as of the close of business on March 1, 2005.

Voting by proxy

         You may vote at the annual meeting by completing, signing and returning the enclosed proxy card. If not revoked, your proxy will be voted at the annual meeting in accordance with your instructions marked on the proxy card. If you fail to mark your proxy with instructions, your proxy will be voted as follows:

o FOR the election of the twenty-two (22) nominees for director listed in this Proxy Statement.

         As to any other matter that may be properly brought before the annual meeting, your proxy will be voted as the Board of Directors may recommend. If the Board of Directors makes no recommendation, your proxy will be voted as the proxy holder named in your proxy card deems advisable. The Board of Directors does not know of any other matter that is expected to be presented for consideration at the annual meeting.

         Any shareholder executing a proxy retains the right to revoke it any time prior to exercise at the annual meeting. A proxy may be revoked by delivery of written notice of revocation to the Secretary of BOK Financial, by execution and delivery of a later proxy or by voting the shares in person at the annual meeting. If not revoked, all shares represented by properly executed proxies will be voted as specified therein.

Voting and quorum requirements at the meeting

         Only holders of shares of common stock at the close of business on March 1, 2005, (the "record date") are entitled to notice of and to vote at the annual meeting. On the record date, there were 59,499,273 shares of common stock entitled to vote.

         You will have one vote for each share of common stock held by you on the record date.

          In order to have a meeting it is necessary that a quorum be present. The presence in person or by proxy of the holders of one-third of the outstanding shares of common stock is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

         The affirmative vote of the holders of a majority of the shares present or represented at the meeting in which a quorum is present that actually vote for or against the matter is required. Directors are elected by a plurality vote, meaning that the twenty-two (22) nominees receiving the highest number of votes FOR will be elected as directors.

         George B. Kaiser currently owns approximately 67.2% of the outstanding common stock and plans to vote in person at the meeting.

Solicitation of proxies

           We are paying for all our costs incurred in soliciting proxies for the annual meeting. In addition to solicitation by mail, we may use our directors, officers and regular employees to solicit proxies by telephone or otherwise. These personnel will not be specifically compensated for these services. We will pay persons holding shares of common stock for the benefit of others, such as nominees, brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to the beneficial owner.

Annual report

         Our Annual Report to Shareholders, covering the fiscal year ended December 31, 2004, including audited financial statements, is enclosed. No parts of the Annual Report are incorporated in this Proxy Statement or are deemed to be a part of the material for the solicitation of proxies.

Security Ownership of Certain Beneficial Owners and Management

         As of March 1, 2005, there were 59,499,273 shares of common stock issued and outstanding. Mr. Kaiser is the only shareholder known by BOK Financial to be the beneficial owner of more than five percent (5%) of its outstanding common stock. The following table sets forth, as of March 1, 2005, the beneficial ownership of common stock of BOK Financial, by each director and nominee, the chief executive officer (Mr. Lybarger) and the four other executive officers named in the Summary Compensation Table appearing at page 16 below, and, as a group, all of such persons and other executive officers not named in the table.

                                     Amount and Nature of
Name of Beneficial Owner            Beneficial Ownership(1)  Percent of Class(2)
------------------------            -------------------       ----------------

Gregory S. Allen                                   595                 *
C. Fred Ball, Jr.                               53,202(3)              *
Sharon J. Bell                                  85,068(4)              *
Peter C. Boylan, III                             1,504                 *
Steven G. Bradshaw                              42,887(5)              *
Chester Cadieux, III                               127                 *
Joseph E. Cappy                                  2,839(6)              *
Paula Marshall-Chapman                             385                 *
William E. Durrett                             120,919(7)              *
Daniel H. Ellinor                                4,344(8)              *
Robert G. Greer                                 23,655(9)              *
David F. Griffin                                39,119(10)             *
V. Burns Hargis                                 55,059(11)             *
E. Carey Joullian, IV                            3,383(12)             *
George B. Kaiser                            44,645,364(13)           67.2%
Judith Z. Kishner                                  128                 *
David L. Kyle                                    1,965                 *
Robert J. LaFortune                            127,703                 *
Stanley A. Lybarger                            189,427(14)             *
Steven J. Malcolm                                  628                 *
Steven E. Moore                                  2,144                 *
Steven E. Nell                                  29,362(15)             *
W. Jeffrey Pickryl                              35,123(16)             *
James A. Robinson                               29,991                 *
L. Francis Rooney, III                         562,483(17)           1.0%
Kathryn L. Taylor                                    0                 *

All directors, nominees and                 46,057,404               69.1%
executive officers as a group
(26 persons including the above)

* Less than one percent (1%)

(1) Except as otherwise indicated, all shares are beneficially owned and the sole investment and voting power is held by the person named.

(2) All percentages are rounded to the nearest tenth, and are based upon the number of shares outstanding as of the date set forth above. For purposes of computing the percentages of the outstanding shares owned by the persons described in the table, any shares such persons are deemed to own by having a right to acquire such shares by exercise of an option are included, but shares acquirable by other persons by the exercise of stock options are not included.

(3) Includes options to purchase 39,207 shares of BOKF common stock immediately exercisable. Also includes 4,000 shares owned by Mr. Ball and Charlotte Ball, 5,267 shares owned by C. Fred Ball, Jr. IRA, and 4,728 shares held in the BOk Thrift Plan.

(4) Includes 2,791 shares owned by spouse. Also includes (i) 18,440 shares owned by the J. A. Chapman and Leta M. Chapman Trust (1949), of which Ms. Bell is individual trustee, and 21,329 shares owned by the Leta McFarlin Chapman Trust (1974), of which Ms. Bell is co-trustee.

(5) Includes options to purchase 35,189 shares of BOKF common stock immediately exercisable. Also includes 7,155 shares owned by Mr. Bradshaw and Marla Bradshaw, and 543 shares held in the BOk Thrift Plan.

(6)      All shares are indirectly owned by Joseph E. Cappy Trust.

(7) Includes 5,787 shares indirectly owned by William E. Durrett Revocable Trust, 112,238 shares indirectly owned by American Fidelity Assurance Company, 1,121 shares indirectly owned by CPROP, INC., 199 shares indirectly owned by CELP, and 1,574 shares indirectly owned by CAMCO.

(8) Includes options to purchase 2,153 shares of BOKF common stock immediately exercisable. Also includes 16 shares held in the BOk Thrift Plan.

(9) Includes options to purchase 909 shares of BOKF common stock immediately exercisable. Also includes 8,162 shares indirectly owned by Robert G. Greer, IRA, and 6,220 shares owned by Mr. Greer's spouse, Joan Philen Greer.

(10)     Includes 38,794 shares indirectly owned by Doppler Investments, L.P.

(11) Includes options to purchase 46,601 shares of BOKF common stock immediately exercisable. Also includes 1,496 shares held in the BOk Thrift Plan.

(12)     Includes 1,785 shares indirectly owned by JCAP, LLC.

(13) Mr. Kaiser's address is P. O. Box 21468, Tulsa, OK 74121-1468. Includes 6,907,075 shares which Mr. Kaiser may acquire through conversion of 249,490,880 shares of BOK Financial Series A Preferred Stock. Shares of Series A Preferred Stock may be converted to Common Stock at any time at the option of the holder, at a ratio of 1 share of Common Stock for each 36.12 shares of Series A Preferred Stock which has been adjusted to account for the two for one stock split which was issued February 22, 1999, and also gives effect to the 1 for 100 reverse stock split of Common Stock effected December 17, 1991, and the November 18, 1993, November 17, 1994, November 27, 1995, November 27, 1996, November 26, 1997, November 25, 1998, October 18, 1999, May 18, 2001, May 13, 2002,
         May 30, 2003,and May 31, 2004 BOKF 3% Common Stock Dividends payable by the issuance of BOKF Common Stock.

(14) Includes options to purchase 103,794 shares of BOKF Common Stock immediately exercisable. Also includes 22,610 shares indirectly owned by Marcia Lybarger Living Trust, 7,744 shares indirectly owned by Stanley A. Lybarger, IRA, and 24 shares held in the BOk Thrift Plan.

(15) Includes options to purchase 23,635 shares of BOKF common stock immediately exercisable. Also includes 330 shares held in the BOk Thrift Plan.

(16) Includes options to purchase 20,737 shares of BOKF common stock immediately exercisable. Also includes 10,198 shares indirectly owned by W. Jeffery Pickryl IRA, and 4,188 shares held in the BOk Thrift Plan.

(17)     All shares are indirectly owned by Rooney Family Investments, LTD.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

Nominees and vote required to elect nominees

         A board of twenty-two (22) directors is to be elected at the annual meeting. The twenty-two (22) nominees for director who receive the highest number of affirmative votes of the shares voting shall be elected as directors. You may vote the number of shares of common stock you own for up to twenty-two
(22) persons. Unless you otherwise instruct by marking your proxy card, the proxy holders will vote the proxies received by them FOR the election of each of the twenty-two (22) nominees named below.

          If at the time of the annual meeting any of the nominees is unwilling or unable to serve, all proxies received will be voted in favor of the remainder of those nominated and for such substitute nominees, if any, as shall be designated by the board and nominated by any of the proxies named in the enclosed proxy form. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

Term of office

          The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his successor has been elected and qualified.

Family relationships

         There are no family relationships by blood, marriage or adoption between any director or executive officer of the company and any other director or executive officer of the company.

Information about nominees

         Certain information concerning the nominees to the Board of Directors of the company is set forth below based on information supplied by the nominees. All information is as of March 1, 2005. All references in this Proxy Statement to "BOk" shall mean Bank of Oklahoma, National Association and all references to "BOT" shall mean Bank of Texas, National Association, both of which are banking subsidiaries of BOK Financial Corporation.


                                                             Principal Occupation, Business                       First Year
                                                          Experience During Last 5 Years, and                      Became a
Name                              Age                   Directorships of Other Public Companies                    Director

Gregory S. Allen                   42     President and CEO, Advance Food Company (manufacturer and marketer        Nominee
                                          of value-added food products).  Mr. Allen has served as President of Advance Food Company since 1998.

C. Fred Ball, Jr.                  60     Chairman  of BOT;  previously,  Mr. Ball  served as  Executive  Vice       1999
                                          President  of Comerica  Bank-Texas  and later  President of Comerica
                                          Securities,  Inc.,  where he was  employed  from 1991 until  joining
                                          Bank of Texas in 1997.

Sharon J. Bell                     53     Attorney and Managing  Partner,  Rogers and Bell (Tulsa,  Oklahoma);       1993
                                          Trustee and General Counsel,  Chapman-McFarlin Interests; formerly a
                                          Director  and  President  of Red  River  Oil  Company  (oil  and gas
                                          exploration and development).

Peter C. Boylan, III               41     Mr.  Boylan has served as CEO of Boylan  Partners,  LLC  (investment      Nominee
                                          management and advisory  organization)  since March 2004. From April
                                          2002 through March 2004,  Mr.  Boylan served as Director,  President
                                          and  Chief  Operating  Officer  of  Liberty  Broadband   Interactive
                                          Television,   Inc.  (broadband   interactive  television  technology
                                          company  providing  services  and  products  to cable and  satellite television  operators  worldwide),  a company  controlled by Liberty
                                          Media   Corporation.   Prior  to  April   2002,   Mr.   Boylan   was
                                          Co-President,  Co-Chief Operating  Officer,  Member of the Office of
                                          the Chief  Executive  Officer,  and  Director  of  Gemstar-TV  Guide
                                          International,   Inc.   (media,   entertainment,    technology   and
                                          communications   company).   Prior   to  the   merger   of   Gemstar
                                          Development  Limited and TV Guide,  Inc., in 2000, Mr. Boylan served as  President,  Member of the Office of the Chairman and Director of
                                          TV Guide, Inc.

Chester Cadieux, III            38        President,  CEO and Director of QuikTrip Corporation (a gasoline and      Nominee
                                          retail  convenience  chain) since 2002. Prior to becoming  President and CEO, Mr.  Cadieux  served as Vice President of Sales at QuikTrip
                                          Corporation.

Joseph E. Cappy                 70        Retired  Chairman  and Chief  Executive  Officer  of Dollar  Thrifty       2001
                                          Automotive Group (holding company that rents  automobiles to leisure travelers  through  its  subsidiaries,  Dollar  Rent A Car  Systems,
                                          Inc., and Thrifty  Rent-A-Car System,  Inc.);  former Vice President
                                          of  DaimlerChrysler   Corporation  beginning  in  August  1987  with
                                          responsibility  for  rental  car  operations  from June  1993  until
                                          December 1997.  Formerly,  President,  Chief  Executive  Officer and
                                          Director  of  American  Motors  Corporation  and  General  Marketing
                                          Manager of Ford Motor Company's Lincoln-Mercury Division.

Paula Marshall-Chapman          51        Chief Executive Officer, The Bama Companies,  Inc. (manufacturer and       2003
                                          marketer of food products);  Ms. Marshall-Chapman is also a director of Helmerich and Payne,  Inc. (oil and gas drilling  contractor) and
                                          American Fidelity  Corporation  (insurance holding company).  She is also a former director of the Federal Reserve Bank of Kansas City.

William E. Durrett              74        Senior  Chairman  of the Board and  Director  of  American  Fidelity       1991
                                          Corporation (insurance holding company), and American Fidelity
                                          Assurance Company (a registered investment advisor). Mr. Durrett is also a director of Oklahoma Gas & Electric Company and past Chairman of the Board of Integris Health.

Robert G. Greer                 70        Vice  Chairman,  BOT;  formerly  Chairman  of  the  Board,  Bank  of
                                          Tanglewood,  N.A.,  since 1996;  Chairman of the Board of Tanglewood       2003
                                          Bank,  N.A. and Vice Chairman of the Board of Northern Trust Bank of
                                          Texas; Mr. Greer is also a director for Jefferson-Pilot  Corporation and its subsidiary (Jefferson-Pilot Financial) since 1975.


David F. Griffin                39        President,  Griffin  Communications,  L.L.C.  (owns and operates CBS       2003
                                          affiliated television stations in Oklahoma); formerly President and
                                          General Manager, KWTV-9 (Oklahoma City).


V. Burns Hargis                 59        Vice  Chairman,  BOK Financial  and BOk and Director of BOSC,  Inc.;       1993
                                          formerly,  Attorney and Shareholder of the law firm of McAfee & Taft
                                          (Oklahoma City, Oklahoma).

E. Carey Joullian, IV           44        President and Chief  Executive  Officer of Mustang Fuel  Corporation       1995
                                          and subsidiaries; President and Manager, Joullian & Co., L.L.C.

George B. Kaiser                62        Chairman  of the  Board  of BOK  Financial  and BOk;  President  and       1990
                                          principal owner of Kaiser-Francis  Oil Company  (independent oil and gas exploration and production company),  and Fountains Continuum of
                                          Care, Inc., (senior housing communities).

Judith Z. Kishner               57        Manager,  Zarrow  Family  Office,  LLC;  Secretary and Treasurer for       2004
                                          Anne & Henry Zarrow  Foundation (a charitable  foundation);  Trustee for Zarrow Families Foundation;  currently on the Board of Directors for Anne and Henry Zarrow Foundation,  Tulsa Recreational Center for
                                          the  Physically  Limited,   Tulsa  City-County  Library  Commission,
                                          Chairman  for  the  Nature   Conservancy   of   Oklahoma,   National
                                          Conference  for  Community  and  Justice,   Friends  of  Fairgrounds
                                          Foundation and Alzheimer's Association.

David L. Kyle                   52        Chairman,  President, Chief Executive Officer and Director of ONEOK,       2001
                                          Inc.  (energy  company  engaged in production,  gathering,  storage, transportation,  distribution  and  marketing  of fuels);  formerly, president and Chief Operating  Officer of ONG  Transmission  Company
                                          and   Oklahoma   Natural  Gas   Company;   Director,   American  Gas
                                          Association and Southern Gas Association.

Robert J. LaFortune             78        Self-employed   in  the   investment   and  management  of  personal       1993
                                          financial  holdings.  Mr.  LaFortune  is  also a  director  of  Apco
                                          Argentina, Inc.

Stanley A. Lybarger             55        President  and Chief  Executive  Officer of BOK  Financial  and BOk;       1991
                                          previously  President  of BOk  Oklahoma  City  Regional  Office  and
                                          Executive  Vice President of BOk with  responsibility  for corporate banking.

Steven J. Malcolm               56        Chairman,  President  and Chief  Executive  Officer of The  Williams       2002
                                          Companies, Inc. (energy holding company); formerly, President and
                                          Chief Executive Officer of Williams Energy Services after serving as senior vice president and general manager of Midstream Gas and Liquids for Williams Energy Services.


Steven E. Moore                 58        Chairman,  President and Chief Executive Officer of OGE Energy Corp.       1998
                                          (holding  company  for  OG&E  Electric  Services,  Enogex  Inc.  and
                                          Origen,  Inc.);   Director,   Oklahoma  City  Chamber  of  Commerce,
                                          Oklahoma State Chamber of Commerce, and Edison Electric Institute.

James A. Robinson               76        Self-employed   in  the   investment   and  management  of  personal       1993
                                          financial  holdings;  formerly  engaged  in  the  practice  of  law, general counsel for BOk, and banking.

L. Francis Rooney, III          51        Chairman of the Board and Chief Executive Officer,  Rooney Holdings,       1995
                                          Inc.  (a  holding  company,  the assets of which  include  Manhattan
                                          Construction  Company,  a construction and  construction  management company).

Kathryn L. Taylor               49        Oklahoma  State  Secretary  of  Commerce  and  Tourism  since  2003;      Nominee
                                          formerly  President,  Lobeck-Taylor  Foundation and partner with the law firm of Crowe & Dunlevy, a professional corporation.

Compensation of Directors

         All non-officer directors of BOK Financial and BOk receive a single retainer of $7,500 per year, payable quarterly in arrears in BOK Financial common stock in accordance with the BOKF Directors Stock Compensation Plan, whether serving on one or more of the boards of directors. Director compensation shares are issued to each director on or before the 15th day following the end of each calendar quarter during which such director served as a member of the Board of Directors of BOK Financial or BOk. The BOKF Directors Stock Compensation Plan further provides that the issuance price for the director compensation shares is the average of the mid-points between the highest price and the lowest price at which trades occurred on NASDAQ on the five trading days immediately preceding the end of the calendar quarter. All non-officer directors also are paid $500 in cash for each board of directors or committee meeting attended (provided only one fee is paid when two or more committees meet contemporaneously) and $1,000 in cash for each committee meeting chaired. No such fees are paid for meetings not attended. Beginning in 2005, the Chairman of the Risk and Audit Committee shall receive $250 each quarterly earnings release conference and upon application subject to the discretion of the Committee, $250 for each additional substantive conference with the Company's independent auditors or management respecting the duties and responsibilities of the Committee.

Controlled Company Exemption

         The Board of Directors has determined that BOK Financial is a "controlled company," as defined in Rule 4350(c)(5) of the listing standards of the National Association of Securities Dealers, Inc. ("NASD"), based on Mr. Kaiser's beneficial ownership of approximately 67.2% of the outstanding common stock. Accordingly, BOK Financial is exempt from certain requirements of the NASD listing standards, including the requirement to maintain a majority of independent directors on the Company's Board of Directors and the requirements regarding the determination of compensation of executive officers and the nomination of directors by independent directors. Nevertheless, the Company does maintain a substantial majority of independent directors, determines upper level management compensation through an independent board committee and nominates new board members through board consensus.

Committees of the Board of Directors

         The Risk Oversight and Audit Committee, Independent Compensation Committee and Credit Committee are described below.

Risk Oversight and Audit Committee

         During 2004, the Board of Directors of BOK Financial Corporation had a standing Risk Oversight and Audit Committee (the "Audit Committee") comprised solely of independent directors. The Board of Directors adopted a revised Audit Committee charter that complies with Rule 4350(d)(1) of the NASD listing standards which is attached hereto as Appendix A. The Audit Committee has the responsibility and authority set forth in Rule 4350(d)(3) of the NASD listing standards under the revised charter. Among other things, the Audit Committee will be responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent auditors, including the resolution of disagreements between management and the auditors regarding financial reporting. Additionally, the Audit Committee approves all related party transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K.

         The current members of the Audit Committee are Messrs. Joullian (Chairman), Cappy, Kyle and Malcolm. The Board of Directors has designated Mr. Joullian as its "audit committee financial expert," as defined in Item 401(h)(2) of Regulation S-K. Mr. Joullian is an "independent director" as defined in Rule 4200(a)(15) of the NASD listing standards. The Audit Committee held five meetings in fiscal 2004 and intends to meet at least five times in fiscal 2005. The Report of the Audit Committee is on page 11 of this proxy statement.

Independent Compensation Committee

In December 2002, the Board of Directors established an Independent Compensation Committee, consisting of independent directors, to administer a performance based compensation plan for senior executives in accordance with the provisions of Section 162(m) of the Internal Revenue Code. The Independent Compensation Committee consists of Messrs. Cappy (Chairman), Griffin and Kyle. Compensation of the Chief Executive Officer, the direct reports to the Chief Executive Officer and other officers participating in the Company's incentive plan are reviewed by the Independent Compensation Committee. Compensation for all other officers is, in practice, determined by the Chief Executive Officer and Mr. Kaiser, the Chairman of the Board. The Independent Compensation Committee Report on Executive Compensation may be found on page 21 of this proxy statement.

Credit Committee

         The purpose of the Credit Committee is to review and report to the Board of Directors regarding the quality of the Company's credit portfolio and trends affecting the credit portfolio. It also oversees the effectiveness and administration of credit-related policies and reviews the adequacy of the allowance for loan losses. The members of the Credit Committee are Messrs. Rooney (Chairman), Griffin, Hargis, Kaiser, LaFortune, Lybarger and Marshall-Chapman. The Credit Committee met eleven times during fiscal 2004 and plans to meet at least eleven times in fiscal 2005.

Director Nominations

         While the Board of Directors does not have a standing nomination committee, director candidates identified by management and members of the Board of Directors are discussed at virtually every Board of Directors meeting. The Board has no written policy on qualifications of directors; however, the understood expectation is that directors will have all of the following characteristics: (i) Impeccable integrity; (ii) Strong sense of professionalism; and, (iii) Capability of serving the interests of stockholders, and several of the following characteristics: (i) Prominence in the community; (ii) Significant relations with one of the Company's subsidiary banks; (iii) Ability to represent the views of under-represented constituencies in the Company's market areas;
(iv) Financial analytical skill and expertise; and, (v) Vision for social trends.

          The Board of Directors will consider director candidates recommended by stockholders if provided with the following: (i) evidence in accordance with Rule 14a-8 of compliance with stockholder eligibility requirements; (ii) the written consent of the candidate(s) for nomination as a director and verification as to the accuracy of the biographical and other information submitted in support of the candidate; (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director; and,
(iv) all information regarding the candidate(s) and the submitting stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors. Any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated. The Board of Directors encourages shareholder director candidate recommendations.

          Any stockholder that wishes to present a director candidate for consideration should submit the information identified above pursuant to the procedures set forth below under "Communication with the Board of Directors."

Attendance of Meetings

         The entire Board of Directors of BOK Financial met five times during 2004. All directors of BOK Financial attended 75% of all meetings of the Board of Directors and committees on which they served, except Mr. Kyle who was unable to attend 75% of the meetings due to business conflicts. Although BOK Financial does not have a policy with respect to attendance by the Directors at the Annual Meeting of Stockholders, Directors are encouraged to attend. Eighteen of the nineteen members of the Board of Directors attended the 2004 Annual Meeting of Stockholders. The Board of Directors intends to meet at least four times in 2005.

Independent Director Meetings

         The Board of Directors has adopted a policy of regularly scheduled executive sessions where independent directors will meet separate from management. The independent directors plan to meet in executive session after all regularly scheduled Board of Director meetings. The independent Directors held four executive sessions during 2004. The presiding Director at the executive sessions is Mr. Kaiser. Shareholders of the Company may communicate their concerns to the non-management Directors in accordance with the procedures described below under "Communications with the Board of Directors."

Communication with the Board of Directors

         The Board of Directors of BOK Financial believes that it is important for stockholders to have a process to send communications to the Board. Accordingly, stockholders who wish to communicate with the Board of Directors, or a particular Director, may do so by sending a letter to the Investor Relations Manager of BOK Financial at P.O. Box 2300, Tulsa, Oklahoma 74192. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication." Such letters should identify the author as a stockholder and state whether the intended recipients are all members of the Board of Directors or certain specified individual Directors. The Investor Relations Manager and the General Counsel will independently review the content of the letters. Communications which are constructive suggestions for the conduct of the business or policies of the Company will be promptly delivered to the identified Director or Directors. Communications which are complaints about specific incidents involving banking or brokerage service will be directed to the appropriate business unit for review. Director nominations will be reviewed for compliance with the requirements identified in the section of this proxy entitled "Director Nominations", and if meeting such requirements, promptly forwarded to the Director or Directors identified in the communication.

Report of the Risk Oversight and Audit Committee

         The Risk Oversight and Audit Committee (the Committee) oversees BOK the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Committee discussed and reviewed the Company's consolidated financial statements included in the Annual Report with management and reviewed internal control over financial reporting with management and the internal auditors. This review included discussions with management regarding the quality, not just the acceptability, of accounting policies. It also included the reasonableness of significant judgments, the clarity of disclosures in the consolidated financial statements and the effectiveness of internal control over financial reporting. Management has the primary responsibility for establishing and maintaining internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. The Committee reviewed internal audit reports on the effectiveness of management's assessment process, discussed internal control matters with management, and reviewed the Company's compliance with legal and regulatory requirements as necessary.

         The Committee discussed and reviewed with Ernst & Young, LLP, the independent registered public accounting firm, their opinion on the conformity of the Company's consolidated financial statements with accounting principles generally accepted in the United States. This discussion included their judgments as to the quality, not just the acceptability, of the Company's accounting policies. This discussion covered the required communications under audit standards established by the Public Company Accounting Oversight Board (United States), including PCAOB Auditing Standard No. 2, An Audit of Internal Control over Financial Reporting and Standard No. 61, Communications with Audit Committees. The Committee has reviewed the auditors' independence and obtained written representation from Ernst & Young, LLP regarding independence matters, in accordance with Independence Standards Board Standard No. 1. In conducting this review, the

Committee considered whether any non-audit services were compatible with maintaining the auditor's independence.

         The Committee meets at least quarterly with the Company's internal auditors and the independent registered public accounting firm regarding the overall scope and plans for their respective audits. These meetings are conducted with and without management present and the Committee discusses the results of the audits, including the auditor's evaluation of internal control over financial reporting.

         Each of the members of the Audit Committee qualifies as an "independent" Director under the current listing standards of the National Association of Securities Dealers (NASD). The Board of Directors has appointed
E. Carey Joullian IV as the "audit committee financial expert".

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

E. Carey Joullian IV, Committee Chairman
David L. Kyle
Steven J. Malcolm
Joseph E. Cappy

Principal Accountant Fees and Services

     AUDIT FEES. Fees paid to Ernst & Young, LLP ("EY") for the audit of the annual consolidated financial statements included in BOK Financial's Annual Report on Form 10-K, for the review of the consolidated financial statements included in BOK Financial's Forms 10-Q for the quarters included in the years ended December 31, 2004 and 2003 and for the audit function, were $821,500 and $573,400 respectively.

     AUDIT-RELATED FEES. Fees paid to EY for the audit of BOK Financial's employee benefit plans, testing the results of our system conversion and other audit related functions were $83,600 and $165,495 respectively, for the years ended December 31, 2004, and 2003.

     TAX FEES. Fees paid to EY associated with tax return preparation and tax planning were $26,050 and $60,950 respectively, for the years ended December 31, 2004, and 2003.

     ALL OTHER FEES. Fees paid to EY were $5,800 and $4,500 respectively, for each of the years ended December 31, 2004 and December 31, 2003.

         The Audit Committee has also met and discussed with management and with its legal and accounting advisors the new rules and regulations under the Sarbanes-Oxley Act of 2002 and related SEC and Nasdaq rules. Such rules require that the Audit Committee pre-approve all audit and non-audit services provided by the Company's independent auditor. The Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by BOK Financial's independent auditor prior to the commencement of the specified services. Since these rules became effective, 100% of the services described in "Audit Fees", "Audit-Related Fees", "Tax Fees" and "All Other Fees" were approved by the Audit Committee in accordance with BOK Financial's formal policy on auditor independence and approval of fees.

                      Shareholder Return Performance Graph

         The BOKF Common Stock (with non-detachable rights to purchase fifteen additional BOKF Common shares at $0.054625 per share) was registered pursuant to the Securities Exchange Act of 1934 and listed for trading on NASDAQ on September 5, 1991. The BOKF shares traded with the rights attached through October 28, 1991. The BOKF shares traded ex-rights from and after the opening or trading on October 29, 1991. Set forth below is a line graph comparing the change in cumulative shareholder return on the Common Stock of BOK Financial against the cumulative total shareholders return of the NASDAQ Index, the NASDAQ Bank Index, and the KBW 50 Bank Index for the period commencing December 31, 1999 and ending December 31, 2004.*

                     Comparison of Cumulative Total Return

Comparison of Cumulative Total Return Graph shown here. Data points reflected in indexes below.

   =========================== ============ ============= ============= ============= ============ =============
                               12/31/1999    12/31/2000    12/31/2001    12/31/2002   12/31/2003    12/31/2004
   =========================== ============ ============= ============= ============= ============ =============
   BOKF                           100.00      $105.18        $160.79        $170.39      $209.99      $272.62
   --------------------------- ------------ ------------- ------------- ------------- ------------ -------------
   NASDQ Bank Stocks              100.00      $114.23        $123.68        $126.65      $162.92      $186.45
   --------------------------- ------------ ------------- ------------- ------------- ------------ -------------
   KBW 50 Bank                    100.00      $120.06        $115.11        $107.00      $143.42      $157.83
   --------------------------- ------------ ------------- ------------- ------------- ------------ -------------
   NASDQ (CRSP U.S. Company)      100.00       $60.31         $47.84         $33.07       $49.45       $53.81
   =========================== ============ ============= ============= ============= ============ =============

         * Graph assumes value of an investment in the Company's Common Stock for each index was $100 on December 31, 1999. The KBW 50 Bank index is the Keefe, Bruyette & Woods, Inc. index, which is available only for calendar quarter end periods. No dividends were paid on BOK Financial Common Stock except
(i) on November 17, 1993, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of November 9, 1993, payable in kind by the issuance of BOK Financial Stock, (ii) on November 17, 1994, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of November 8, 1994, payable in kind by the issuance of BOK Financial Common Stock, (iii) on November 27, 1995, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of November 17, 1995, payable in kind by the issuance of BOK Financial Common Stock, (iv) on November 27, 1996, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of November 18, 1996, payable in kind by the issuance of BOK Financial Common Stock, (v) on November 26, 1997, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of November 17, 1997, payable in kind by the issuance of BOK Financial Common Stock, (vi) on November 25, 1998, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of November 13, 1998, (vii) on October 18, 1999, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of October 5, 1999, (viii) on May 18, 2001, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of May 7, 2001, and on May 29, 2002, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of May 13, 2002, (ix) on April 29, 2003, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of May 12, 2003, (x) and on May 31, 2004, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of May 10, 2004. The graph has been adjusted to reflect a two-for-one Common Stock split in the form of a 100% stock dividend paid on February 22, 1999.

                               Executive Officers

     Certain information concerning the executive officers of BOK Financial, BOk, BOT, Bank of Albuquerque, N.A., Bank of Arkansas, N.A., Colorado State Bank and Trust, N.A., and BOSC, Inc. is set forth below:

         C. Fred Ball, Jr., age 60, is Chairman and Chief Executive Officer of the Bank of Texas and is responsible for all banking activities in the State of Texas for BOKF. Before joining Bank of Texas in 1997, he was Executive Vice President of Comerica Bank-Texas and later President of Comerica Securities, Inc.

         Steven G. Bradshaw, age 45, is Senior Executive Vice President of BOk, Manager of Consumer Banking & Wealth Management and Chairman of BOSC, Inc. Before joining BOK Financial, Mr. Bradshaw spent six years managing the brokerage operation at Sooner Federal. Mr. Bradshaw has been with BOKF for 13 years.

         Charles E. Cotter, age 51, Executive Vice President and Chief Credit Officer for Bank of Oklahoma, and Manager of Credit Administration Division. Previously, Mr. Cotter acted as Credit Concurrence Officer responsible for the approval of commercial loans, the Manager of the Specialized Lending Department and the Merchant Banking Department. Mr. Cotter has accumulated a total of 27 years of banking experience at Bank of Oklahoma and Fidelity Bank, a bank acquired by Bank of Oklahoma.

         Jeffery R. Dunn, age 42, is Chairman, President and Chief Executive Officer of Bank of Arkansas, N.A.; previously, Mr. Dunn served as Senior Vice President of Commercial Lending. He has been with BOk for 17 years.

         Paul M. Elvir, age 64, is Executive Vice President and Manager of the BOk Operations and Technology Division. Mr. Elvir began working for BOk in July 1997. Previously, Mr. Elvir was President of Liberty Payments Services, Inc. ("LPSI"), a subsidiary of Banc One Services Corporation. Prior to serving as President of LPSI, Mr. Elvir served as an Executive Vice President of Banc One Services Corporation.

         Daniel H. Ellinor, age 43, is Senior Executive Vice President, Commercial Banking, Oklahoma and Arkansas. Mr. Ellinor joined BOk in 2003. Previously, he served as regional president for Compass Bank in Dallas, where he oversaw Compass' North Texas operations. Prior to that time, Mr. Ellinor was Bank of America's market executive for the North Texas Commercial Banking Division.

         Mark W. Funke, age 49, is President, BOk Oklahoma City and Commercial Banking Manager, Oklahoma City. Mr. Funke is also responsible for BOk's Business Banking Group, which manages BOk's statewide small business banking efforts, and all of its Community Banking Offices. He is also responsible for Bank of Arkansas, N.A. and serves as a director. He joined BOk in 1984 as Vice President in the financial institutions department and was named to his current position in 1997. Before joining BOk, he was a commercial lender with Republic Bank in Houston for seven years.

         Robert G. Greer, age 70, is Vice Chairman of BOT. Mr. Greer was formerly Chairman of the Board, Bank of Tanglewood, N.A. and Vice Chairman of the Board of Northern Trust Bank of Texas. Mr. Greer has also been a director for Jefferson Pilot Corporation since 1975.

         V. Burns Hargis, age 59, is Vice Chairman, BOK Financial and BOk and Director of BOSC, Inc. Mr. Hargis joined BOk in November 1997. Previously, Mr. Hargis was an attorney with the law firm of McAfee & Taft (Oklahoma City, Oklahoma).

         H. James Holloman, age 53, is Executive Vice President of BOk and Manager of the Trust Division. Before joining BOk, he spent 12 years at First Union National Bank in Charlotte, North Carolina. Mr. Holloman has been with BOk since 1985.

         James L. Huntzinger, age 54, is Chief Investment Officer of BOk. Mr. Huntzinger was previously Financial Manager, Capital Markets and Chief Investment Officer of the Trust Division. He has been with BOk since 1982.

         Stacy C. Kymes, age 34, is Senior Vice President and Corporate Controller for BOK Financial. Previously Mr. Kymes served as Chief Auditor of BOK Financial. Mr. Kymes joined BOK Financial in 1996. Prior to joining BOK Financial he was with the public accounting firm of KPMG LLP.

         Stanley A. Lybarger, age 55, is President and Chief Executive Officer of BOK Financial and BOk. Mr. Lybarger has been with BOk for 30 years. Previously, he was President of Bank of Oklahoma's Oklahoma City Regional Office and Executive Vice President of Bank of Oklahoma with responsibility for corporate banking.

         John C. Morrow, age 49, is Senior Vice President and serves as Director of Financial Accounting and Reporting. He joined BOK Financial in 1993. He was previously with Ernst & Young LLP for 10 years.

         Steven E. Nell, age 43, is Executive Vice President and Chief Financial Officer for BOK Financial and BOk. Mr. Nell previously served as Senior Vice President and Corporate Controller for BOK Financial. He joined BOK Financial in 1992. He was previously with Ernst & Young LLP for 8 years.

         W. Jeffrey Pickryl, age 53, is Senior Executive Vice President/Regional Banks for BOK Financial. Mr. Pickryl was previously an Executive Vice President for BOk, responsible for Commercial Banking in Tulsa, as well as statewide energy and real estate lending. Before joining BOk in 1997, he was president and Chief Credit Officer for Liberty Bancorp, Inc., where he worked for 14 years and Trust Company of Tulsa, N.A. He had previously worked at Arizona Bank in Phoenix.

         Paul A. Sowards, age 52, is President of Bank of Albuquerque. Before joining Bank of Albuquerque in March 2000, Mr. Sowards was President of Bank of America in New Mexico. Prior to his election as President in New Mexico, Mr. Sowards was Executive Vice President and Commercial Banking Market Manager, responsible for commercial lending, treasury management and capital markets.

         Thomas S. Swiley, age 55, is President and Director of Bank of Texas. Prior to joining Bank of Texas in March 2001, Mr. Swiley was Managing Director and Credit Products Executive, with responsibility for the Southwest region, for Bank of America.

         Gregory K. Symons, age 52, is Chairman and Chief Executive Officer, Colorado State Bank and Trust and is responsible for commercial banking. He previously served as Chairman and Chief Executive Officer of Bank of Albuquerque and was responsible for commercial banking in New Mexico. He previously served as a Senior Vice President for BOk. Mr. Symons has been with BOK Financial for 27 years.

         James F. Ulrich, age 53, is Chairman and Chief Executive Officer for Bank of Albuquerque. Before assuming his current position, Mr. Ulrich served as Senior Vice President, Investor Relations and Mergers and Acquisitions. Prior to that time, Mr. Ulrich served as director of Human Resources and Manager, Tulsa Metropolitan Commercial Lending Department. Mr. Ulrich has been with BOK Financial since 1982.

                             Executive Compensation

         The following table sets forth summary information concerning the compensation of those persons who were, at December 31, 2004, (i) the Chief Executive Officer and (ii) the four other most highly compensated executive officers of the Company. These five officers are hereafter referred to collectively as the "Named Executive Officers."

                          Summary Compensation Table(1)

                                                    Annual Compensation                                Long Term Awards (2)
                                       -----------------------------------------------    -----------------------------------------
          Name and
     Principal Position                                                                  Restricted
     ------------------                                               Other Annual          Stock         Options/      All Other
                                Year    Salary ($)     Bonus ($)     Compensation ($)   Awards ($)(3)     SARs (#)   Compensation(4)
                                ----   -----------     ---------     ----------------      --------       --------     ----------
Stanley A. Lybarger            2004       $693,000       $950,000       $3,567,736(5)           $0          125,996      $22,550
President & Chief Executive    2003        625,000        375,000        1,619,417(6)    1,022,490          111,676       22,000
Officer, BOK  Financial        2002        625,000        175,000        1,311,889               0           16,568       22,000
and BOk

Steven G. Bradshaw             2004        280,000        151,624          340,021(7)      140,988           17,364       16,400
Senior Executive Vice          2003        280,000        100,000          197,772         140,009           18,151       14,870
President, Consumer Banking    2002        195,000         90,000          145,405               0           19,660       14,000
and Wealth Management, BOk

Daniel H. Ellinor (8)          2004        325,000        150,000(9)             0         162,802           14,786            0
Senior Executive Vice          2003        300,000              0                0          77,400           15,073            0
President, BOk

Steven E. Nell                 2004        250,000        168,000          155,472(10)           0           25,249        16,400
Executive Vice President and   2003        210,000         75,000          158,369         104,988           13,052        16,000
Chief Financial Officer, BOK   2002        170,000         60,000          106,159               0           12,731        13,200
Financial and BOk

W. Jeffrey Pickryl             2004        325,000        141,648          961,619               0           39,127        20,500
Senior Executive Vice          2003        325,000        125,000          235,035               0           40,984        20,000
President, Regional Banks      2002        218,000        130,000          113,257               0           28,612        20,000
for BOK Financial

(1)  No Long Term  Incentive  Plan payouts  were made in 2002,  2003 or 2004 and
     therefore   no  columns  are   included  for  such  items  in  the  Summary
     Compensation Table.

(2) After giving effect to November 18, 1993, November 17, 1994, November 27, 1995, November 27, 1996, November 26, 1997, November 25, 1998, October 18,
     1999, May 1, 2001, May 13, 2002, May 15, 2003 and May 31, 2004 3% BOK
     Financial common stock dividends payable in kind in BOK Financial common stock.

(3) Represents performance shares in the form of restricted stock issued pursuant to the BOK Financial 2003 Executive Incentive Plan ("Incentive Plan"). Performance shares vest only on the fifth anniversary of the last day of the year for which the shares were issued. Shares may not be sold until three years after the shares vest unless, following such sale, the executive would own that number of shares of BOK Financial common stock provided for in any Executive Management BOKF Common Stock Ownership Guidelines which may be established by the Independent Compensation Committee. The number of performance shares issued in any one year may be increased or decreased based upon two performance measures: 1) Company earnings per share measured against peer group earnings per share and 2) business unit actual controllable value added measured against business unit planned controllable value added and attainment of individually established goals; provided however, that the performance measure for the Chief Executive Officer is based solely on the earnings per share measure. Pre-established performance targets and goals are determined by the Independent Compensation Committee and target achievement measure is based upon a trailing three year average. Individual executive performance shares may be increased in an amount not to exceed 50% of target compensation and decreased to 0% of target compensation based upon a Long Term Incentive matrix established by the Independent Compensation Committee. The determination of whether the number of shares will be increased or decreased for any fiscal year will be determined on the second anniversary of the end of the year in respect of which the performance shares were issued. The value of the performance shares is based upon the market price of BOK Financial common stock on the date of grant.

(4) Amounts shown in this column are derived from the following: (i) Mr. Lybarger, $12,000, 2002; $12,000, 2003; $12,300, 2004 - Company payment to the defined benefit plan which is further described on page 18 of this proxy ("DBP"); $10,000, 2002, $10,000, 2003; $10,250, 2004- Company
     matching contributions to 401(K) Thrift Plan which is further described on page 19 of this proxy ("DCP"); (ii) Mr. Bradshaw, $7,650, 2002; $8,000, 2003; $8,200, 2004 - DBP; $7,650, 2002; $8,000, 2003; $8,200, 2004 - DCP;
     (iii) Mr. Nell, $6,600, 2002; $8,000, 2003; $8,200, 2004 - DBP; $6,600,
     2002; $8,000, 2003; $8,200, 2004 - DCP; and, (iv) Mr. Pickryl, $14,000,
     2002; $14,000, 2003; $14,350, 2004 - DBP; $6,000, 2002; $6,000, 2003;
     $6,150, 2004 - DCP.

(5) Includes $3,567,736 in stock option exercise income which has been deferred at the election of Mr. Lybarger.

(6) Includes $1,619,417 stock option exercise income which has been deferred at the election of Mr. Lybarger.

(7) Includes $181,185 in stock option exercise income which has been deferred at the election of Mr. Bradshaw.

(8)  Mr. Ellinor became employed by BOk in 2003.

(9)  Includes $50,000 in bonus income which Mr. Ellinor elected to defer.

(10) Includes $141,638 in stock option exercise income which has been deferred at the election of Mr. Nell.


The following table sets forth certain information concerning stock options granted to the Named Executive Officers for services rendered during the 2004 fiscal year. (1)

                     Options/SAR Grants in Last Fiscal Year

                                                         Exercise or       % of Total Options/SARs                    Total Grant
                          Grant        Options/SARs      Base Price         Granted to Employees        Expiration    Date Present
Name                         No.       Granted (#)(1)      ($/Sh)(2)             in Fiscal Year            Date         Value $(3)
----                         ---       -----------         ------              --------------              ----         -------

Stanley A. Lybarger           1            8,785           $45.43                    0.97  %               (2)          $ 52,622
                              2            8,280            49.09                    0.92                  (2)            54,565
                              3            8,039            49.00                    0.89                  (2)            52,897
                              4          100,892(4)         47.34                   11.15                  (2)         1,103,758

Steven G. Bradshaw            1            1,054            45.43                    0.12                  (2)             6,313
                              2            1,159            49.09                    0.13                  (2)             7,638
                              3            2,412            49.00                    0.27                  (2)            15,871
                              4           12,739(4)         47.34                    1.41                  (2)           139,365

Daniel H. Ellinor             4           14,786(4)         47.34                    1.63                  (2)           161,759

Steven E. Nell                1              791            45.43                    0.90                  (2)             4,738
                              2              745            49.09                    0.08                  (2)             4,910
                              3              965            49.00                    0.11                  (2)             6,350
                              4           22,748(4)         47.34                    2.51                  (2)           248,863

W. Jeffrey Pickryl            1            3,514            45.43                    0.39                  (2)            21,049
                              2            3,147            49.09                    0.35                  (2)            20,739
                              3            2,894            49.00                    0.32                  (2)            19,043
                              4           29,572(4)         47.34                    3.27                  (2)           323,518

-------------------------------------------

(1) Options related to compensation for services rendered in 2004 were awarded on four occasions: November 2, 2004 ("Grant #1"); December 2, 2004 ("Grant #2"); December 23, 2004 ("Grant #3"); and, January 7, 2005
         ("Grant #4"). Grants 1, 2 and 3 were awarded pursuant to the BOKF 2001 Stock Option Plan; Grant 4 was awarded pursuant to the BOKF 2003 Stock Option Plan.

(2)  o    All Grant #1 options vest and become  exercisable on November 2, 2006 and expire 45 days after vesting.

     o All Grant #2 options vest and become exercisable on December 2, 2006, and expire 45 days after vesting.

     o All Grant #3 options vest and become exercisable on December 23, 2006, and expire 45 days after vesting.

     o One-seventh of the Grant #4 options vest and become exercisable on January 7 of each year, commencing on January 7, 2006; provided, however, that no options may be exercised until the performance period ends and the Independent Compensation Committee certifies that the pre-established goals were met. Grant #4 vested options expire three years after vesting.

(3)  Present value at date of grant is based on the Black-Scholes Option Pricing
     Model     adopted     for     use     in     valuing     exercise     stock
     options   based   on   the   following assumptions:

     o Grant #1: 17.8 volatility factor, 2.83% risk free rate of return, $45.43 underlying price, no dividends;

     o Grant #2: 17.8 volatility factor, 3.06% risk free rate of return, $49.09 underlying price, no dividends;

     o Grant #3: 17.8 volatility factor, 3.06% risk free rate of return, $49.00 underlying price, no dividends;

     o Grant #4: 16.8 volatility factor, weighted average 3.69% risk free rate of return, $47.34 underlying price, no dividends.

         The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by the named executive will be at or near the value estimated by the Black-Scholes Model.

(4) Grant #4 Options may be increased or decreased based upon two performance measures: 1) Company earnings per share measured against peer group earnings per share and 2) business unit actual controllable value added measured against business unit planned controllable value added and attainment of individually established goals; provided, however, that the only performance measure for the Chief Executive Officer is the earnings per share measure. Pre-established performance targets and goals are determined by the Independent Compensation Committee and target achievement measure is based upon a trailing three year average. Grant #4 options may be increased in an amount not to exceed 50% of target long term compensation and decreased in amounts to 0% of target long term compensation based upon a Long Term Incentive matrix established by the Independent Compensation Committee. The determination of whether the number of options will be increased or decreased for any fiscal year will be determined on the second anniversary of the end of the year in respect of which the options were issued.

         The following table sets forth certain information concerning the exercise of stock options by the Named Executive Officers during fiscal year 2004 and the 2004 fiscal year-end value of unexercised options.

                       Aggregated Option/SAR Exercises in
                  Last Fiscal Year and FY-End Option/SAR Values

                               Shares           Value             Number of Unexercised           Value of Unexercised In the Money
                            Acquired on        Realized                 Options/SARs                         Options/SARs
           Name             Exercise (#)          ($)                  at FY-End (#)                       at FY-End ($)(1)
------------------------    -------------     ------------    ---------------------------------    ------------------------------

                                                               Exercisable       Unexercisable      Exercisable    Unexercisable

Stanley A. Lybarger            136,669         $3,567,736 (2)      96,615            345,432         $2,837,611      $5,247,098

Steven G. Bradshaw              13,807            340,021 (3)      31,763             80,770            879,039       1,431,460

Daniel H. Ellinor                    0                  0               0             39,327                  0         648,760

Steven E. Nell                   5,669            155,472 (4)      21,055             64,774            591,843         840,603

W. Jeffrey Pickryl              45,154            961,619          12,813            132,925            321,684       1,730,963

----------------------------------------

(1) Values are calculated by subtracting the exercise or base price from the fair market value of the stock as of the exercise date or fiscal year-end, as appropriate.

(2) Includes $3,567,736 in stock option exercise income which has been deferred at the election of Mr. Lybarger.

(3) Includes $181,185 in stock option exercise income which has been deferred at the election of Mr. Bradshaw.

(4) Includes $141,638 in stock option exercise income which has been deferred at the election of Mr. Nell.

Defined Benefits Plan

         Certain executives of the Company participate in the BOK Financial Pension Plan (the "Pension Plan"). This plan was established in 1987 as a cash balance defined benefit pension plan and has remained substantially unchanged since its inception. Pension Plan benefits are determined based on a hypothetical account balance that accumulates over time. The account balance grows each year based on a 5.25% interest credit on prior balances plus an annual account addition based on the executive's covered pay, age at plan entry and years of service. The percentage of pay that is added to the executive's account each year, in addition to the 5.25% interest credit on the prior balance, is based on the schedule shown below:

                            Annual Addition Schedule

                                                                     Years of Service
                              --------------------------------------------------------------------------------------------
Entry Age                         Less than 4         4 but less than 10      10 but less than 15          15 or more
                              --------------------    --------------------    ---------------------     ------------------
Under 30                             2.5%                    3.0%                    3.5%                      4.5%
30 to 34                             3.0%                    3.5%                    4.0%                      5.0%
35 to 39                             4.0%                    4.5%                    5.0%                      6.0%
40 to 44                             5.5%                    6.0%                    6.5%                      7.5%
45 to 49                             6.5%                    7.0%                    7.5%                      8.5%
50 to 54                             7.5%                    8.0%                    8.5%                      9.5%
55 to 59                             8.0%                    8.5%                    9.0%                     10.0%
60 and over                          8.5%                    9.0%                    9.5%                     10.5%


         Covered pay generally includes base salary, shift differential and commissions, but does not include incentive pay and management bonuses. In addition, covered pay is limited by government regulations to no more than $205,000. This $205,000 limit is indexed and will be $210,000 in 2005. All five named executives had their covered pay restricted by this government limit. There is no supplemental plan to make-up benefits lost due to this government restriction.

         The normal retirement age under the plan is age 65. At that time, a participant may receive a lump sum equal to their hypothetical account or an annuity. Various annuity forms are available, but the basic monthly annuity is equal to the hypothetical account divided by 200. This annuity amount increases 5.25% each year and continues for the participant's life. Other actuarially equivalent annuity payment forms are also available.

         The table below indicates the estimated annual basic annuity that will be payable to each executive if they retire at age 65. These amounts are the age 65 value and will increase 5.25% per year for as long as the executive remains alive. The estimates assume that government limits and each executive's pay will increase by 3.5% per year until age 65 and that each executive will remain employed by the Company and covered by the plan until their retirement.

                                          Estimated Annual Basic
     Executive                              Benefit at Age 65
     ------------------------------    ----------------------------

     Stanley A. Lybarger                        $45,229

     Steven G. Bradshaw                          43,928

     Daniel H. Ellinor                           44,975

     Steven E. Nell                              47,338

     W. Jeffrey Pickryl                          30,830

BOk Thrift Plan

         Employee contributions to the BOk Thrift Plan are matched by the Company up to 5% of base compensation, based on years of service. Participants may direct the investments of their accounts to a variety of options, including BOK Financial common stock.

Employment Agreements with the Named Executives

         An everegreen employment agreement is in effect between BOk and Mr. Lybarger. Generally, the agreement provides that Mr. Lybarger will continue to be employed in his present position and at his current rate of compensation. BOk may terminate the employment agreement and be liable for termination benefits not to exceed regular compensation and benefit coverage for twelve months (with termination benefits to be reduced by the amount of compensation received by Mr. Lybarger from other sources during the seventh through twelfth months after termination), any unpaid prior year incentive compensation and a pro-rata share of any current year incentive compensation. In the event of a change of control of BOk, as defined in the employment agreement, Mr. Lybarger has the option, for a period of six months after the change of control, to resign and receive the same termination benefits as described in the preceding sentence in the event of termination by BOk. Further, if, at such time as Mr. Lybarger reaches age 57 he has recruited a Chief Operating Officer that is acceptable to the Chairman of the Board and the Board of Directors, and such COO has completed a minimum of three years of employment with the Company, then, subject to certain other requirements and restrictions, all of Mr. Lybarger's stock options shall become fully vested upon termination of his employment. Mr. Lybarger has agreed to not compete with the Company for two years follow termination.

         An employment agreement is in effect between BOK Financial and Mr. Bradshaw. The agreement continues until either party terminates the agreement upon ninety days prior written notice and provides for minimum salary and bonus amounts. BOK Financial may terminate the agreement without cause subject to payment of standard severance pay, an amount equal to Mr. Bradshaw's then current annual salary and other prescribed benefits. BOK Financial may terminate Mr. Bradshaw for cause, in which event Mr. Bradshaw receives salary and bonus through the effective date of termination. Mr. Bradshaw agreed not to solicit Company business for two years following termination for cause and for one year following termination for any other reason.

         An employment agreement is in effect between BOK Financial and Mr. Ellinor. The agreement continues until either party terminates the agreement upon ninety days prior written notice and provides for minimum salary and bonus amounts. BOK Financial may terminate the agreement without cause subject to payment of standard severance pay, an amount equal to Mr. Ellinor's then current annual salary and other prescribed benefits. BOK Financial may terminate Mr. Ellinor for cause, in which event Mr. Ellinor receives salary and bonus through the effective date of termination. Mr. Ellinor agreed not to solicit Company business for two years following termination for cause and for one year following termination for any other reason.

         An employment agreement is in effect between BOK Financial and Mr. Pickryl. The initial term began October 15, 2003 and will end on the third anniversary of the commencement date, subject to one year automatic renewals unless either party provides the other written notice of termination ninety days prior the expiration of the initial term or any renewal term. The agreement provides for minimum salary and bonus amounts. In the event BOK Financial terminates Mr. Pickryl without cause, BOK Financial will provide Mr. Pickryl standard severance pay plus an amount equal to two times Mr. Pickryl's annual salary if termination occurs during the second year and an amount equal to Mr. Pickryl's annual salary if during the third year and thereafter, that which Mr. Pickryl would otherwise be able to receive under a benefit plan. BOK Financial may terminate Mr. Pickryl for cause, in which event Mr. Pickryl receives salary and bonus through the effective date of termination. Mr. Pickryl agreed not to compete with certain BOKF subsidiaries or to solicit the Company's customers for two years after termination of employment for cause and for one year following termination without cause. Mr. Pickryl's agreement further provides that in the event Mr. Pickryl is terminated without cause between the ages of sixty and sixty-five, the vesting of his options will accelerate.

                        Report on Executive Compensation

Independent Compensation Committee

         In December 2002, the Board of Directors established an Independent Compensation Committee consisting of independent directors, to administer a performance based compensation plan for senior executives in accordance with the provisions of Section 162(m) of the Internal Revenue Code. The current members of the committee are Messrs. Cappy (Chairman), Griffin and Kyle.

         The purpose of the Independent Compensation Committee is to establish performance goals at the beginning of each fiscal year and award incentive compensation under the BOK Financial Corporation 2003 Executive Incentive Plan, approved by shareholders at the 2003 Annual Meeting of Shareholders. The goals of the Independent Compensation Committee are to help the Company compete with peer institutions in attracting and retaining highly qualified individuals as executive officers, to pay executive officers based upon their contributions to the Company's performance, and to comply with Section 162(m) of the Internal Revenue Code.

         Section 162(m) of the Internal Revenue Code limits deductibility for federal income tax purposes of compensation in excess of $1,000,000 annually paid to individual executive officers including compensation based on performance goals, unless certain requirements are met. The BOK Financial Corporation 2003 Executive Incentive Plan was established and is maintained to comply with the performance-based exception to limits on deductibility of executive officer compensation. The Chief Executive Officer, executives who report directly to the Chief Executive Officer and other selected officers approved by the Independent Compensation Committee may participate in the Plan.

         During 2004, the Independent Compensation Committee engaged an executive compensation consulting firm to review senior executive management compensation as compared to its banking institution data. This report, a comparison of the twenty-six bank peer group, and recommendations from Mr. Lybarger, the Chief Executive Officer, was used by the Independent Compensation Committee to set target compensation, annual performance goals for bonus and long term incentive compensation and manner of payment of long term incentive compensation for each participant on an individual basis. The performance goals for 2004 were based on a combination of (i) Company earnings per share measured against peer group earnings per share and (ii) business unit performance and attainment of individual goals. The Independent Compensation Committee believes that basing executive compensation on earnings per share performance strengthens the alignment of the interests of the executive officers with those of all stockholders, while business unit performance measures promote individual productivity and leadership. The Committee reviewed and approved the calculation of annual and long-term compensation paid pursuant to the 2004 goals.

         The Independent Compensation Committee noted that the Company performed exceptionally well as it recorded record earnings in 2004. The Committee believes that the compensation paid during 2004 was fair and reasonable and served the long term interests of the Company.

INDEPENDENT COMPENSATION COMMITTEE

Joseph E. Cappy, Chairman
David E. Griffin
David L. Kyle


Informal Compensation Committee

         Compensation for officers other than the Chief Executive Officer, the direct reports to the Chief Executive Officer and the other officers reviewed by the Independent Compensation Committee is, in practice, determined by the Chief Executive Officer and Mr. Kaiser, the Chairman of the Board.

           Compensation Committee Interlocks and Insider Participation

         None of the members of the Independent Compensation Committee were at any time officers or employees of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under the Securities and Exchange Commission regulations. Messrs. Kaiser and Lybarger, who make up the Informal Compensation Committee which administers all compensation not reviewed by the Independent Compensation Committee. See "Report of Executive Compensation" and "Certain Transactions."


                              Certain Transactions

         Certain principal shareholders, directors of the Company and their associates were customers of and had loan transactions with BOK Financial or its subsidiaries during 2004. None of them currently outstanding are classified as nonaccrual, past due, restructured or potential problem loans. All such loans
(i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than normal risk of collectibility or present other unfavorable features at the time the loans were made.

         Certain related parties are customers of the Company for services other than loans, including consumer banking, corporate banking, risk management, wealth management, brokerage and trading, or fiduciary/trust services. The Company engages in transactions with related parties in the ordinary course of business and in compliance with applicable regulation.

         BOk leases office space in buildings owned by Mr. Kaiser and affiliates. These leases expire at various dates through 2008. The aggregate minimum payments due under these leases are $1,852,070.

         In 2004, an affiliate of BOK Financial sold Oklahoma State Income Tax Credits to (a) Advance Food Company, an affiliate of Gregory Allen, receiving $1,750,000, (b) Gregory Allen, a Company director, receiving $70,000, (c) George Kaiser, Chairman of the Board, receiving $5,000,000, (d) Jim Holloman, executive officer, receiving $30,000, (e) Stan Lybarger, Chief Executive Officer, receiving $70,000, (f) Burns Hargis, a Company director and executive officer, receiving $30,000, and (g) Mark Funke, an executive officer, receiving $15,000.

         QuikTrip Corporation has entered into a fee sharing agreement with TransFund, BOk's automated teller machine (ATM) network, respecting transactions completed at TransFund ATMs placed in QuikTrip locations. In 2004, BOk paid QuikTrip $1.1 million pursuant to this agreement. Mr. Cadieux, a director nominee, is President, Chief Executive Officer, a director and a shareholder of QuikTrip Corporation.

         BOk engages in routine energy hedging transactions with Mustang Fuel Corporation and Mustang Gas Products, LLC on terms offered to customers of BOk generally. In 2005, Mustang Fuel Corporation hedged 1,163,000 MMbtu of natural gas and 60,000 barrels of oil and Mustang Gas Products, LLC hedged 9,708,000 gallons of natural gas liquids. The hedges are backed by counter party contracts. Mr. Joullian, a director of BOK Financial, is the President of both Mustang Fuel Corporation and Mustang Gas Products, LLC.

         All transactions described above between BOKF or a subsidiary and Mr. Kaiser or a related entity were approved in advance by a majority of the entire board of BOk or BOKF, as appropriate, (Mr. Kaiser not voting) after review by the Chief Financial Officer.

                            Insider Reporting Update

         Based upon a review of the filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal year 2004 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, with the exception of Steven G. Bradshaw, who filed a late report in August 2004 relating to 6,417 stock options exercised under the deferred compensation plan in August 2004; Jeffrey Dunn, who filed a late report in February 2005 relating to 921 shares sold in July 2004, 134 shares sold in August 2004, 1,049 sold in August 2004, 176 shares sold in November 2004 and 662 shares sold in December 2004; William Durrett, who filed a late report in February 2005 relating to 10,000 shares sold in January 2004; Paul M. Elvir, who filed a late report on December 2004 relating to 2,637 stock options exercised and the subsequent sale of 2,180 shares sold in December 2004; Mark Funke who filed a late report in August 2004 relating to 8,041 stock options exercised under the deferred compensation plan in August 2004; filed a late report in December 2004 relating to 516 shares gifted in November and December 2004; and, filed a late report in February 2005 relating to 2,987 shares sold in December 2004; Burns Hargis who filed a late report in February 2005 relating to 8,236 shares sold in December 2004 and 160 shares gifted in December 2004; E. Carey Joullian, IV, who filed a late report in August 2004 relating to 135 shares gifted in August 2004; and, filed a late report in February 2005 relating to 2,600 shares sold in February 2004; Stacy C. Kymes, who filed a late report in February 2005 relating to 333 shares sold in December 2004; Robert J. LaFortune, who filed a late report in February 2005 relating to 550 shares sold in November 2004; Stanley A. Lybarger, who filed a late report in February 2004 relating to 58,797 stock options exercised under the deferred compensation plan in February 2004; W. Jeffrey Pickryl, who filed a late report in February 2004 relating to 6,869 stock options exercised and the subsequent sale of 2,184 shares sold in February 2004; and, filed a late report in December 2004 relating to 6,294 stock options exercised and the subsequent sale of 5,171 shares sold in December 2004; James A. Robinson, who filed a late report in February 2005 relating to 3,875 shares gifted in December 2004; L. Francis Rooney, III, who filed a late report in October 2004 relating to 2,678 shares sold in October 2004; Gregory Symons, who filed a late report in October 2004 relating to 1,489 shares sold in October 2004; and, filed a late report on December 2004 relating to 1,656 stock options exercised in December 2004.


                         Independent Public Accountants

         Ernst & Young LLP, independent public accountants, has been reappointed by the Board of Directors of the Company as independent auditors for the Company to examine and report on its financial statements for 2004. Ernst & Young LLP have been auditors of the accounts of the Company since its inception on October 24, 1990. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.


                            Proposals of Shareholders

         The Board of Directors will consider proposals of shareholders intended to be presented for action at the Annual Meeting of Shareholders. According to the rules of the Securities and Exchange Commission, such proposals shall be included in the Company's Proxy Statement if they are received in a timely manner and if certain other requirements are met. For a shareholder proposal to be included in the Company's Proxy Statement relating to the 2006 Annual Shareholders' Meeting, a written proposal complying with the requirements established by the Securities and Exchange Commission must be received at the Company's principal executive offices, located at Bank of Oklahoma Tower, Tulsa, Oklahoma 74172, no later than December 1, 2005.

                                  Other Matters

         Management does not know of any matters to be presented for action at the meeting other than those listed in the Notice of Meeting and referred to herein. If any other matters properly come before the meeting, it is intended that the Proxy solicited hereby will be voted in accordance with the recommendations of the Board of Directors.



         COPIES OF THE ANNUAL REPORT ON FORM 10-K AND OTHER DISCLOSURE STATEMENTS FOR BOK FINANCIAL CORPORATION MAY BE OBTAINED WITHOUT CHARGE TO THE SHAREHOLDERS BY WRITING TO THE CHIEF FINANCIAL OFFICER, BOK FINANCIAL CORPORATION, P. O. BOX 2300, TULSA, OKLAHOMA 74192, OR VIA E-MAIL OR THROUGH THE BOKF WEBSITE LOCATED AT HTTP://WWW.BOKF.COM.

         THE COMPANY MAKES AVAILABLE ITS PERIODIC AND CURRENT REPORTS, FREE OF CHARGE, ON ITS WEB SITE AS SOON AS REASONABLY PRACTICABLE AFTER SUCH MATERIAL IS ELECTRONICALLY FILED WITH, OR FURNISHED TO, THE SEC AT HTTP://WWW.BOKF.COM.

                                     CHARTER
                            BOK Financial Corporation
                       Risk Oversight and Audit Committee

This charter governs the operations of the Risk Oversight and Audit Committee (the "Committee") of BOK Financial Corporation (the "Company"). The Committee shall discuss, review and reassess the charter at least annually and shall submit proposed changes to the Board of Directors (the "Board") for approval.

                               Statement of Policy

The Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the risk management function, the loan review function, the appraisal review function, the internal audit function, the annual independent audit of the Company's financial statements and the legal compliance and ethics programs as established by management and the Board. In doing so, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent auditors, the internal auditors, risk management, loan review, appraisal review, compliance and management of the Company.

I. Audit Committee purpose. The purpose of the Committee is to assist the Board in their oversight of:

     o    The integrity of the Company's financial statements;

     o    The Company's compliance with legal and regulatory requirements;

     o    The independent auditors' qualifications and independence;

     o    The performance of the Company's  internal audit  function;  and

     o    The performance of the Company's independent auditors.

         The Committee also prepares the report required by the Securities and Exchange Commission's ("SEC") proxy rules to be included in the Company's annual proxy statement, as required by the SEC. It is also the responsibility of the Committee to oversee the Company's risk management, loan review, appraisal review and compliance processes.

II. Audit Committee membership. The Committee shall be appointed by the Board and shall be comprised of at least three directors, each of whom is independent of management and the Company. The Board of Directors may, at any time, and in its sole discretion, replace a Committee member. Members shall serve annual terms and shall elect the Chairman of the Committee. Members shall not serve on more than three public company audit committees simultaneously.

     For independence reasons, members of the Committee shall not accept any consulting, advisory, or other compensatory fee from the Company, other than in the member's capacity as a member of the Board and any Board committee. Members of the Committee may not be an affiliated person of the Company or its subsidiaries. Members of the Committee must meet the independence and experience requirements of the SEC, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), NASDAQ Stock Market ("NASDAQ"), the Securities Exchange Act of 1934 (the "Exchange Act") and the Sarbanes-Oxley Act of 2002 ("SOX").All Committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise and qualify as an "Audit Committee Financial Expert as defined under SOX Section 407.

III. Meetings. The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall also meet privately (i.e., without the presence of management or non-independent Board members) with independent auditors, corporate counsel and the internal auditor. A simple majority of the members of the Committee shall form a quorum and govern.

     The  topics discussed by the Committee, as applicable, shall include:

     o Annual and quarterly financial statements and related reports and disclosures, the annual and quarterly reports of internal control, press releases and other financial information (including "pro forma" earnings reports) disseminated to the public and to others;

     o Any audit problems, including differences in opinion in accounting and reporting;

     o Critical accounting policies and practices, alternative accounting treatments, the reasons for selecting such policies and their impact on the fairness of the Company's financial statements;

     o Significant estimates made by management in the preparation of financial reports;

     o Off-balance sheet transactions, joint ventures, contingent liabilities or derivative transactions and their impact on the fairness of financial statements;

     o    Material legal matters that may impact the financial statements; and

     o The opinions of management and independent auditors on the overall fairness of the financial statements.

     The Chairman of the Committee, with the assistance of the internal auditor, shall establish a schedule for the meetings, set the agenda for the meetings, and call special meetings as deemed necessary.

IV. Investigative Authority and Funding. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Committee shall have the authority to engage, without the approval from the Board of Directors, independent legal, accounting and other advisors, as it deems necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee, to compensate the independent auditor, outside legal counsel, or any other relevant advisors employed by the Committee and to pay ordinary Committee administrative expenses that are necessary and appropriate in carrying out its duties.

V. Appointment and retention of auditors. The Committee shall be directly responsible for the appointment and termination, compensation and oversight of the work of the independent accounting firm. The Committee shall pre-approve all audit services to be provided by the independent auditors.

VI. Approval of non-audit services. The Committee shall pre-approve all non-audit services to be provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services prohibited by law or regulation. The Committee may delegate pre-approval authority to the Chairman of the Risk Oversight and Audit Committee. The decisions of the Chairman must be presented to the full Committee at its next scheduled meeting.

VII. Oversight of auditor quality and independence. At least annually, the Committee shall obtain and review a report by the independent auditors describing:

     o    The firm's internal quality control procedures;

     o Any material issue raised by the most recent quality control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues; and

     o All relationships between the independent auditor and the Company (to assess the auditor's independence).

VIII.Oversight of independent audit. The Committee is responsible for overseeing the audit of financial  statements  and the audit of internal  control over financial reporting, including resolution of disagreements between management and the auditor regarding financial reporting. The independent audit must be in accordance with auditing standards established by the Public Company Accounting Oversight Board ("PCAOB"). The PCAOB standards incorporate the Statements on Auditing Standards, established by the American Institute of Certified Public Accountants generally accepted in the United States.

     The Committee shall receive regular reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principals that have been discussed with management. The Committee shall discuss with the independent auditor, and then disclose, the matters required to be discussed and disclosed by the Statement on Auditing Standard Number 61, including any difficulties the independent auditor encountered in the course of the audit work, any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. The Committee shall ascertain annually from the independent auditor whether the Company has any issues under Section 10A(b) of the Exchange Act.

IX. Hiring former employees of auditors. The Committee shall require that the hiring of employees or former employees of the independent auditors meet the SEC regulations, NASDAQ listing standards and SOX, Section 206. The Committee shall be notified of the hiring of all employees or former employees of the independent auditors to ensure that the Company is not in violation of any of the above standards.

X. Independent auditor rotation. As part of the Committee's oversight of auditor independence, the committee should ascertain whether the accounting firm is following the rules for audit partner rotation, as required by SOX,
     Section 203.

XI. Internal audit and other oversight. The Committee has oversight responsibilities over internal audit, risk management, loan review, appraisal review and compliance. In fulfilling this responsibility, the Committee shall discuss with management and the independent auditors the overall scope and plans for the departments' respective work. They shall discuss the effectiveness of the financial accounting and reporting controls and the Company's system to monitor and manage business risk, including legal and ethical compliance programs. Further, the Committee shall meet separately with loan review, appraisal review, internal audit and the independent auditors with and without management present, to discuss the results of their examinations. In addition, the Committee shall oversee the internal real estate appraisal review function and discuss and review summary reports and reports of any "internally adjusted values".

XII. Financial reporting oversight. The Committee has responsibility for oversight of financial reporting. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements and for reviewing the Company's unaudited interim financial statements.

     The Committee shall discuss and review with management and the independent auditors the financial statements to be included in the Company's annual report on Form 10-K (or the annual report to shareholders if distributed prior to filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principals, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters communicated to the Committee by the independent auditors.

     The Committee or its designate shall discuss and review the interim financial statements with management and the independent auditors prior to the filing of the Company's quarterly report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors. The Chairman of the Committee may represent the entire Committee for the purposes of quarterly reviews and press releases. The Chairman shall report important matters to the full Committee at the next meeting.

XIII.Review  of  press  releases.  The  Committee  shall  review  the  Company's
     "earnings release" information with the independent auditor, internal auditor and management prior to the actual release of earnings to the public.

XIV. Internal control and disclosure controls and procedures. The Committee, as part of its financial reporting oversight, has general responsibility over internal control. The Committee is not itself responsible for maintaining effective controls. However, the Committee is responsible for assuring itself of the quality and effectiveness of internal control systems to provide reasonable assurance that public disclosures, including financial statements and reports to regulatory authorities, are accurate, complete and fair.

     The Committee along with the Board is also a critical component of the Company's internal controls. The Committee's responsibilities over internal controls shall include:

     o    Approval of the internal control framework utilized by management;

     o Review of internal control plans, including SOX, Section 404, Bank Secrecy Act / Anti-Money Laundering compliance, audit plans and Trust minimum audit procedures;

     o Review of SOX, Section 404 control deficiencies as defined by the PCAOB;

     o Review of Suspicious Activity Reports ("SARs") and specific matters that have been elevated to executive management's attention related to suspicious activity or fraud losses;

     o Review of matters requiring attention of the Committee as recommended by regulatory agencies;

     o    Review  of  selected  audit  reports   prepared  by  internal   audit,
          compliance and independent auditors;

     o Discussions with management regarding efforts to maintain an effective internal control system;

     o Review and approval of related party transactions and insider stock transactions meeting certain established criteria; and

     o Discussions with corporate attorneys regarding any reports of evidence of a material violation of securities laws or breach of fiduciary duty.

XV. Risk assessment and management. The Committee shall oversee the Company's risk management and compliance process. This shall include the review and approval of significant risk limits and related exceptions. The Committee shall discuss and review the reports of examination by regulators and the related management responses. In addition, the Committee shall review and approve significant Capital

     Markets policies, including Municipal Securities Rulemaking Board (MSRB) and Government Securities Act (GSA) policies.

XVI. Complaint system. The Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters. Such procedures shall be renewed and approved as needed.

XVII.Audit Committee staff and advisors.  In fulfilling  their  responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures. In performing the duties of a member, a member shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data in each case, prepared or presented by:

     o One or more officers or employees of this Company whom the member believes to be reliable and competent as to the matters presented; and

     o Counsel, independent accountants or other persons, within or without the Company, as to matters which the member believes to be within such a person's professional or expert competence.

     The Committee can obtain advice and assistance from outside legal counsel, accounting or other advisors, and can employ such staff as the Committee deems necessary to carry out its duties. Those persons can work directly for the Committee and need not be accountable to either the Company or the Board of Directors.

XVIII. Audit Committee performance evaluation. The Committee shall perform an annual self evaluation of its performance. This self evaluation will be prepared by the Chairman and will be conducted prior to the Company's filing of the annual report on Form 10-K.

XIX. Reports to Board of Directors. The Committee is responsible for overseeing the Company's financial reporting process on behalf of the Board and reporting the results of their activities to the Board.